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                                                                    EXHIBIT 99.3



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                     OFFICER'S CERTIFICATES OF THE SERVICERS



                                                                                       DATE OF
         SERVICER                                                                    CERTIFICATE
         --------                                                                    -----------
American City Mortgage Corporation                                                               N/A
BB&T Financial Corporation (BB&T Mortgage)                                             July 16, 1997
Capstead Mortgage Corporation                                                          April 8, 1997
Citfed Mortgage Corporation of America                                                  July 1, 1997
Colonial Savings, F.A.                                                             December 31, 1996
Fleet Mortgage Group Inc.                                                           December 9, 1997
First Commercial Mortgage Corporation                                                            N/A
First Federal Savings Bank of America                                                            N/A
First Nationwide Mortgage Corporation                                                  March 7, 1997
GE Capital Mortgage Services, Inc.                                                    March 25, 1997
GMAC Mortgage Corporation                                                                        N/A
LaSalle Home Mortgage Corporation                                                                N/A
Matrix Financial Services Corporation                                                   July 8, 1997
Mercantile Bank N.A.                                                                  March 21, 1997
M&T Mortgage Corporation                                                                         N/A
NationsBanc Mortgage Corporation                                                    January 29, 1997
NF Investments                                                                                   N/A
ML Bancorp, Inc.                                                                      April 22, 1997
Mitchell Mortgage Company                                                             April 17, 1997
Navy Federal Credit Union                                                              March 7, 1997
Old Kent Mortgage Services, Inc.                                                      March 31, 1997
Standard Mortgage Corporation                                                                    N/A
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                              July 7, 1997
Universal American Mortgage Company                                                   March 17, 1997
Western Financial Savings Bank, F.S.B.                                                March 27, 1997
York Financial Corp.                                                                 August 19, 1996